Exhibit 4.2

U. S. PLEDGE AND SECURITY AGREEMENT

dated as of

October 4, 2013

among

APTALIS PHARMA INC.,

as the Parent Borrower,

APTALIS MIDHOLDINGS INC.,

as Holdings,

CERTAIN OTHER SUBSIDIARIES OF

APTALIS PHARMA INC. IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

ii

ANNEX A	List of Other Parent Borrower Subsidiaries that are Grantors

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Patent Security Agreement
EXHIBIT IV	Form of Trademark Security Agreement
EXHIBIT V	Form of Copyright Security Agreement

iii

U.S. PLEDGE AND SECURITY AGREEMENT dated as of October 4, 2013 among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”) and APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party hereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of October 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Aptalis Pharma Canada Inc. (the “Co-Borrower”, together with the Parent Borrower, the “Borrowers”), Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain one or more Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements and in such Secured Cash Management Agreements, as applicable. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each of Holdings and each Subsidiary party hereto is an affiliate of the Borrowers and will derive substantial direct and indirect benefits from (i) the extension of credit and the provision of debt financing to the Borrowers pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrowers and/or one or more of their Restricted Subsidiaries, and (iii) the entering into and/or maintaining by the Cash Management Banks of Secured Cash Management Agreements with the Borrowers and/or one or more of their Restricted Subsidiaries, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into such Secured Hedge Agreements and the Cash Management Banks to enter into such Secured Cash Management Agreements. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this U.S. Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“CIPO” means the Canadian Intellectual Property Office.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any Cash Collateral Account, which cash collateral account shall be maintained with the Administrative Agent for the benefit of the relevant Secured Parties.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or to which such Grantor otherwise has the right to grant a license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other jurisdiction, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other jurisdiction, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, the CIPO or their counterparts in other jurisdictions.

“Excluded Security” means

(a) except as otherwise indicated on Schedule I, Equity Interests in any Excluded Subsidiary or Foreign Subsidiary (in each case, other than a Borrower or a Guarantor);

(b) except as otherwise indicated on Schedule I, more than 65% of the issued and outstanding Equity Interests of (i) each Restricted Subsidiary that is a wholly owned Material Domestic Subsidiary that is directly owned by the Parent Borrower, the Co-Borrower or by any Subsidiary Guarantor and that is treated as a disregarded entity for United States federal income tax purposes and substantially all of the assets of which consist (directly or indirectly through any Subsidiary that is treated as a disregarded entity for United States Federal income tax purposes) of Equity Interests and/or Indebtedness (as determined for U.S. tax purposes) of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto and (ii) each Restricted Subsidiary that is a wholly owned Material Foreign Subsidiary that is directly owned by the Parent Borrower, the Co-Borrower or by any Guarantor (other than Foreign Subsidiaries which are Guarantors);

(c) except as otherwise indicated on Schedule I, any Equity Interests of any Subsidiary that are not directly held by a Grantor that is organized under the Laws of the United States, any state thereof or the District of Columbia;

(d) any Equity Interests of any Unrestricted Subsidiary (until such time as such Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement);

(e) Margin Stock;

(f) any Equity Interests in any Person that is not a wholly-owned Material Subsidiary of the Parent Borrower and/or one or more Guarantors (unless such Person is a Guarantor);

(g) Hook Stock;

(h) any Equity Interest if the pledge thereof or the security interest therein (x) is prohibited or restricted by any applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party) or by the Organizational Documents of any Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the applicable anti-assignment provisions UCC or any other applicable Law) or (y) to the extent and for as long as it would violate the terms of any written agreement, license, lease or similar arrangement with respect to such Equity Interests or would require consent, approval, license or authorization (in each case, after giving effect to the relevant anti-assignment provisions of the UCC or other applicable Laws) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the applicable anti-assignment provisions, UCC or other applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09 of the Credit Agreement;

(i) any Equity Interests of any Subsidiary with respect to which the Administrative Agent and the Parent Borrower have reasonably determined in writing that the cost, burden or consequences (including adverse tax consequences) of providing a pledge of such Equity Interests exceeds the practical benefits to be obtained by the Lenders therefrom;

(j) any Equity Interests of any Domestic Subsidiary that is a Subsidiary of (i) a Foreign Subsidiary or (ii) a Subsidiary that is treated as a disregarded entity for United States Federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto; and

(k) prior to the date that is 60 days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion by delivering written notice thereof to the Parent Borrower), any Equity Interests of Aptalis LuxCo 2 S.àr.l, or Aptalis Coöperatieve U.A.;

provided, however, that Excluded Security shall not include any Proceeds, substitutions or replacements of any Excluded Security referred to in the foregoing clauses (a) through (k), unless such Proceeds, substitutions or replacements would independently constitute Excluded Security referred to in the foregoing clauses (a) through (k).

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of Holdings, the Parent Borrower and each other Guarantor party hereto.

“Intellectual Property” means (a) all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing, (b) all claims for, and rights to sue for, past or future infringements or other violations of any of the foregoing and (c) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements or other violations thereof.

“Intellectual Property Collateral” means all Intellectual Property constituting Collateral.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof and (iii) rights to sue for past, present and future violations thereof.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or to which any Grantor otherwise has the right to grant a license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or the equivalent thereof in Canada or in any other jurisdiction in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or the equivalent thereof in Canada or in any other jurisdiction, including registrations, recordings and pending applications in the USPTO or the CIPO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Closing Date, and as of any subsequent delivery date as required pursuant to the Loan Documents, by a Responsible Officer of the Parent Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Loan Parties and their respective Subsidiaries which arise under the Loan Documents (including the Guaranty) or with respect to Obligations in respect of Secured Hedge Agreements or Secured Cash Management Agreements, in each case, whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplemental Administrative Agent” has the meaning assigned to such term in Section 6.24.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or to which any Grantor otherwise has the right to grant a license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or the CIPO, or any similar offices in any other jurisdiction, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use thereof and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE 2

PLEDGE OF SECURITIES

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of its Secured Obligations, including pursuant to the Guaranty, each Grantor hereby pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Security; (ii) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, any debt securities obtained in the future by such Grantor and the promissory notes and any other instruments evidencing any debt (the “Pledged Debt”); provided that, notwithstanding anything to the contrary herein or in any other Loan Document, (x) the Pledged Debt shall not include any Excluded Security and (y) to the extent the Pledged Debt constitutes Indebtedness of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any other Restricted Subsidiary, delivery of the Global Intercompany Note shall be deemed to satisfy the delivery requirement set forth in Section 2.02 with respect to such Pledged Debt; (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided, however, that in no event shall Pledged Collateral include any Investment Property with respect to which a Grantor is treated as having a “security entitlement” within the meaning of Article 8 of any applicable Uniform Commercial Code, such Investment Property being “Article 9 Collateral” pursuant to Section 3.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02 Delivery Of The Pledged Collateral. Subject in each case to Section 3.01(e),

(a) Each Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 60 days after (x) the Closing Date in the case of Pledged Securities owned by such Grantor on the Closing Date or (y) the date of acquisition thereof in each other case, or, in each case such longer period as to which the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated and, in each case, subject to clause (y) of the second proviso of Section 2.01) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing indebtedness, are required to be delivered pursuant to paragraph (a) of this Section 2.02; provided, that all Pledged Securities representing or evidencing the Equity Interests of the Parent Borrower, the Co-Borrower and each wholly-owned Material Domestic Subsidiary of a Grantor as of the Closing Date shall be delivered to the Administrative Agent on the Closing Date; provided further, that, notwithstanding anything to the contrary herein, the Grantors shall not be required to deliver Pledged Securities representing Pledged Equity other than to the extent required to satisfy clause (c) of the Collateral and Guarantee Requirement.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person (other than a Loan Party or Restricted Subsidiary) that is evidenced by a duly executed promissory note to be pledged and delivered (pursuant to the requirements of paragraph (a) of this Section 2.02) to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent (in each case, subject to clause (y) of the second proviso of Section 2.01), (i) any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as a supplement to Schedule I and made a part of Schedule I; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03 Representations, Warranties And Covenants. Holdings and the Parent Borrower jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule I (as supplemented from time to time pursuant to Section 2.02(c)) correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged by the Grantors in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Parent Borrower or a Restricted Subsidiary and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Parent Borrower or another Subsidiary of the Parent Borrower, to the best of Holdings’ and the Parent Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of such Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Parent Borrower or another Subsidiary of the Parent Borrower, to the best of Holdings’ and the Parent Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity;

(c)(i) each of the Grantors is, and will continue to be, the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, except as permitted by the Credit Agreement, (ii) the Pledged Collateral is held free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) none of the Grantors will make any assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) as permitted by the Credit Agreement, (B) Liens created by the Collateral Documents and (C) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) if requested by the Administrative Agent, each of the Grantors will defend its title to or interest in the Pledged Collateral against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or applicable laws generally and restrictions on transfer or assignment existing at the time of acquisition of such Pledged Collateral, and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Administrative Agent for the benefit of the Secured Parties or (ii) approvals, consents, exemptions, authorizations, actions, notices and filings which have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement));

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to and continuously possessed by the Administrative Agent in the State of New York, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the Uniform Commercial Code; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Administrative Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Administrative Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

SECTION 2.04 Certification Of Limited Liability Company And Limited Partnership Interests. To the extent an interest in any limited liability company or any limited partnership is pledged under Section 2.01, the applicable Grantor shall cause the issuer thereof to either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate its Equity Interests. To the extent an interest in any limited liability company or limited partnership is pledged under Section 2.01 and is certificated or becomes certificated, the applicable Grantor shall cause each such certificate to be delivered to the Administrative Agent pursuant to Section 2.02(a), and such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

SECTION 2.05 Registration In Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement to the extent permitted by the documentation governing such Pledged Equity; provided, that the Administrative Agent shall give the Parent Borrower not less than 10 days’ prior notice of its intent to exercise such rights.

SECTION 2.06 Voting Rights; Dividends And Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have provided not less than 10 days’ prior notice to the Parent Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash (and non-cash equivalent) dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred that is continuing, if requested by the applicable Grantor the Administrative Agent shall promptly deliver to such Grantor any Pledged Securities in the Administrative Agent’s possession owned by such Grantor in connection with any exchange, redemption or disposition of such Pledged Securities; provided that the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower certifying that such exchange, redemption or disposition is permitted under the Credit Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have provided the Parent Borrower with not less than 10 days’ prior notice of the suspension of the rights of the

Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have provided the Parent Borrower with not less than 10 days’ prior notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Administrative Agent. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Administrative Agent to the Parent Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 3

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of its Secured Obligations, including pursuant to the Guaranty, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed on Schedule II hereto or disclosed to the Administrative Agent in accordance with Section 3.03(f);

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures (but only to the extent such Fixtures constitute property in which a security interest may be created under the New York UCC);

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Intellectual Property;

(x) all Instruments;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) the Collateral Account, and all cash, Money, Securities and other investments deposited therein;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset or any Excluded Security.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number (if any) issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Administrative Agent is authorized to file with the USPTO, the USCO or the CIPO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States or Canadian Intellectual Property

granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Administrative Agent as secured party.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the Security Interest by any means other than by (A) central filings pursuant to the Uniform Commercial Code of the relevant State(s) and central filings in Canada pursuant to the Personal Property Security Act of the relevant Province or the Civil Code of Quebec in the Province of Quebec, (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery of the Collateral consisting of Instruments or Pledged Securities to the Administrative Agent to be held in its possession as expressly required elsewhere herein, (D) other methods expressly provided herein, (ii) to take any action (other than the actions listed in clause (i)) with respect to any assets located outside of the United States, (iii) to perfect in any assets pursuant to a certificate of title statute or (iv) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account.

SECTION 3.02 Representations And Warranties Representations And Warranties. Holdings and the Parent Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Subject to the Liens permitted by Section 7.01 of the Credit Agreement and except as otherwise permitted by the Loan Documents, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes (which rights and/or title, are in any event, sufficient under Section 9-203(b)(2) of the UCC), and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The information set forth in the Perfection Certificate, including the legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. Other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Intellectual Property and other than any fixture filings, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5B to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of material United States registrations and applications for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the USPTO or the USCO under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, (ii) as may be required under the laws of jurisdictions outside the United States with respect to Article 9 Collateral created under such laws, and (iii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations; (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all material registrations and applications for Patents, Trademarks and Copyrights to the extent a security interest may be perfected upon the receipt and recording of fully executed short-form Intellectual Property Security Agreements with the USPTO and the USCO, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States or Canadian law covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or the CIPO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

SECTION 3.03 Covenants. (a) The Parent Borrower agrees promptly (and in any event not later than the earlier of (x) 60 days after such change and (y) 10 days prior to the date on which the perfection of the Security Interest would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) to notify the Administrative Agent in writing of any change in (i) legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor.

(b) Within the same delivery period as required for the delivery of the annual Compliance Certificate required to be delivered under Section 6.02(a) of the Credit Agreement, the Parent Borrower shall deliver to the Administrative Agent an updated Perfection Certificate executed by a Responsible Officer of the Parent Borrower, setting forth any information required pursuant to Schedules 2(c) and 9 therein that has changed or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(b).

(c) The Parent Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that the Grantors shall not be obligated to reimburse the Administrative Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(g)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in its reasonable opinion of greater than $5,000,000 and for which such Grantor (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, such Grantor shall, within 45 days after the end of the fiscal quarter within which such complaint was filed, notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Administrative Agent.

(g) Intellectual Property Covenants.

(i) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent failure to act would not, as deemed by the Parent Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, to the extent it has standing to do so each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO, the CIPO and any other governmental authority located in the United States or Canada, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor.

(ii) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent any such act or omission to act would not, as deemed by the Parent Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or, in the case of a trade secret, becomes publicly known).

(iii) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent failure to act would not, as deemed by the Parent Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Nothing in this Agreement or any other Loan Document prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such disposition or discontinuance is desirable in the conduct of its business.

SECTION 3.04 Other Actions . If any Grantor shall at any time hold or acquire any Instruments constituting Article 9 Collateral (excluding checks) or Chattel Paper, and evidencing an amount in excess of $10,000,000, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

ARTICLE 4

REMEDIES

SECTION 4.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent promptly, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) declare the entire right, title, and interest of such Grantor in each of the Patents, Trademarks and Copyrights vested in the Administrative Agent for the benefit of the Secured Parties (in which event such right, title, and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to below in Section 4.03 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency); (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such exercise; (v) withdraw any or all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any or all Secured Obligations in the manner provided in Section 4.02 and (vi) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the

Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors not less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default may have been remedied and the Secured Obligations may have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02 Application Of Proceeds. (a) The Administrative Agent shall apply the proceeds of any collection or sale of Collateral of a Grantor, including any Collateral consisting of cash, in accordance with the provisions of Section 8.03 of the Credit Agreement.

(b) [Reserved.]

(c) To the maximum extent permitted by applicable law, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(d) In making the determinations and allocations required by this Section 4.02, the Administrative Agent may conclusively rely upon information from (i) its own records as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, (ii) any Secured Party (or any trustee, agent or similar representatives designated by them in writing) for information as to its Secured Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from the foregoing sources and (iii) the Parent Borrower, to the extent that the Administrative Agent has not obtained information from the foregoing sources. The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this paragraph shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

SECTION 4.03 Grant Of License To Use Intellectual Property; Power Of Attorney. For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon not less than 10 days’ prior written request by the Administrative Agent at any time after and during the continuance of an Event of Default, grant to the Administrative Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Administrative Agent to use, license or sublicense such Intellectual Property shall expire immediately upon the termination or cure of all Events of Default, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only during the continuation of an Event of Default. Furthermore, each Grantor hereby grants to the Administrative Agent an absolute power of attorney to sign, upon providing the Parent Borrower with not less than 10 days’ prior written notice after the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

SECTION 4.04 Remedies Subject to Credit Agreement. Notwithstanding anything to the contrary herein, if the only Events of Default then having occurred and continuing and giving rise to the rights and remedies of this Article 4 are pursuant to a failure to observe the Financial Covenant, the Administrative Agent shall only take the actions set forth in this Article 4 at the request of the Required Facility Lenders (as opposed to Required Lenders) under the Revolving Credit Facilities.

ARTICLE 5

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 5.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Parent Borrower agrees that, in the event any assets of any other Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed by it to any Secured Party, the Parent Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02 Contribution And Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Parent Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.13, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03 Subordination . Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than (i) contingent indemnity obligations for then unasserted claims; (ii) obligations and liabilities under Secured Hedge Agreements; (iii) Secured Cash Management Agreements and (iv) Letters of Credit and L/C Obligations that have been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer) and the termination of all Commitments to any Loan Party under any Loan Document. No failure on the part of the Parent Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE 6

MISCELLANEOUS

SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 6.02 Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any other Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement. Notwithstanding the foregoing, the Administrative Agent and the Parent Borrower may, without the need to obtain the consent of any other Secured Party, waive, amend or modify any provision hereof or of any other Collateral Document (including by entering into new or supplemental agreements) in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause this Agreement or such other Collateral Document to be consistent with the Credit Agreement and the other Loan Documents, or (iv) to make technical, conforming and other changes necessary to reflect the termination in accordance with the Credit Agreement of the Liens securing the Obligations. The Secured Parties, by accepting the benefits hereof, shall be deemed to have consented to any amendment, waiver or modification in accordance with the immediately preceding sentence.

SECTION 6.03 Administrative Agent’s Fees, Expenses and Indemnity. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and to indemnification as provided in Sections 10.04 and 10.05 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6.03 shall be paid within thirty (30) Business Days after written demand therefor (together with backup documentation supporting such request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 6.03.

SECTION 6.04 Successors And Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except as provided in Section 10.07 of the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

SECTION 6.05 Survival Of Agreement. All representations and warranties made hereunder or other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 6.06 Counterparts; Effectiveness, Successors And Assigns; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Delivery by telecopier or by electronic ..pdf copy or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.08 Right Of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 10.09 of the Credit Agreement (in addition to other rights and remedies (including other rights of setoff) that such Persons may have).

SECTION 6.09 Governing Law; Jurisdiction; Venue; Waiver Of Jury Trial; Consent To Service Of Process. The terms of Sections 10.15, 10.16 and 10.22 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue, consent to services of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11 Security Interest Absolute. To the extent permitted by Law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any Secured Cash Management Agreements, any agreement with respect to any of the Secured

Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any Secured Cash Management Agreements, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 6.12, but without prejudice to any reinstatement rights under the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 6.12 Termination Or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations upon (i) termination of the Aggregate Commitments, (ii) payment in full of all outstanding Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) shall have been paid in full in cash and (iii) the expiration or termination of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to each L/C Issuer or a deemed reissuance under another facility as to which other arrangements satisfactory to each L/C Issuer shall have been made).

(b) The Security Interest in any Collateral shall be automatically released in the circumstances set forth in Section 9.10(a) of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Section 9.10(b) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.12, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the respective Grantor desires that the Administrative Agent take any of the actions described in immediately preceding clause (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 6.12.

(e) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, by the acceptance of the benefits under this Agreement each Cash Management Bank and each Hedge Bank hereby acknowledges and agrees that (i) the obligations of the Loan Parties or any of their Restricted Subsidiaries under any Secured Hedge Agreement or Secured Cash Management Agreement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 6.13 Additional Grantors. Each Restricted Subsidiary of the Parent Borrower that is required to enter in this Agreement as a Grantor pursuant to Section 6.11 of the Credit Agreement shall execute and deliver a Security Agreement Supplement and thereupon such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.14 Administrative Agent Appointed Attorney-in-fact.

(a) Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Credit Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Parent Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent or Collateral Account; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be paid within thirty (30) Business Days after written demand therefor (together with backup documentation supporting such request), and shall be additional Secured Obligations secured hereby.

(b) All acts in accordance with the terms of this Section 6.14 of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.14 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

SECTION 6.15 General Authority Of The Administrative Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 6.16 Reasonable Care; Limitation of Duties. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

SECTION 6.17 Delegation Of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Collateral Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact, as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 6.18 Liability Of Agent-Related Persons. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Collateral Document or any Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Collateral Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Collateral Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Collateral Document to perform its obligations hereunder or thereunder or under any Loan Document. No Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Collateral Document or any Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding anything herein to the contrary, except for the obligation of the Administrative Agent to make distributions in respect of Secured Obligations pursuant to Section 4.02(a), none of the Administrative Agent, the Lenders or the L/C Issuers shall be under any fiduciary, contractual or other duty to the holders of the Other Secured Obligations.

SECTION 6.19 Reliance By The Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Secured Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any discretionary action under any Collateral Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Collateral Document in accordance with a direction, request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Collateral Document or Loan Document or applicable Law. The Administrative Agent may rely conclusively on the advice of the applicable agent or trustee thereunder, in determining whether any direction, consent, request, approval, advice or concurrence has been received from the Required Lenders.

SECTION 6.20 Notice Of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent, unless the Administrative Agent shall have received written notice from the Parent Borrower or a Lender, in each case referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”

SECTION 6.21 Credit Decision; Disclosure Of Information By Agent-Related Persons. Each Secured Party, by accepting the benefits hereof, acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Secured Party as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Secured Party, by accepting the benefits hereof, represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties under the applicable Loan Document. Each Secured Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Administrative Agent hereunder, no Agent-Related Person shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 6.22 Agents In Their Individual Capacities. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent-Related Person were not the Administrative Agent hereunder and without notice to or consent of any Secured Party. The Secured Parties, by accepting the benefits of this Agreement, acknowledge that, pursuant to such activities, any Agent-Related Person may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent-Related Person shall be under any obligation to provide such information to them. With respect to its Secured Obligations, each Agent-Related Person shall have the same rights and powers under this Agreement or under any Loan Document as any other Secured Party and may exercise such rights and powers as though it were not an Agent-Related Person.

SECTION 6.23 Successor Administrative Agent. The Administrative Agent may resign as the collateral agent hereunder, and may be succeeded by a successive collateral agent hereunder, as provided in Section 9.06 of the Credit Agreement.

SECTION 6.24 Appointment Of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Collateral Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Collateral Documents or Loan Documents, and in particular in case of the enforcement of any of the Collateral Documents or Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Collateral Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Collateral Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Collateral Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 6 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Parent Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PARENT BORROWER

APTALIS PHARMA INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HOLDINGS

APTALIS MIDHOLDINGS INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Security Agreement]

SUBSIDIARY GUARANTORS

APTALIS PHARMA US, INC.
AXCAN EU LLC
APTALIS PHARMATECH, INC.
SOURCECF INHALATION SYSTEMS, LLC

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

AXCAN US LLC

By:	Aptalis Pharma Inc., its Sole Member

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Fani Davidson
Name:	Fani Davidson
Title:	Vice President

Annex A

List of Other Parent Borrower Subsidiaries that are Grantors:

Axcan US LLC

Aptalis Pharma US, Inc.

Axcan EU LLC

SourceCF Inhalation Systems, LLC

Aptalis Pharmatech Inc.

Axcan Pharma Canada Inc.

SCHEDULE I

Pledged Equity

Issuer	Interest Issued	Owner	Percentage Ownership	Shares Pledged	Certificated
Aptalis Pharma Inc.	100 common shares	Aptalis MidHoldings Inc.	100%	100%	Yes
Axcan US LLC	Membership interest	Aptalis Pharma Inc.	100%	100%	No
Aptalis Pharma US, Inc.	11,347,588.68 common shares	Aptalis Pharma Inc.	100%	100%	Yes
Aptalis Pharmatech, Inc.	2500 shares	Aptalis Pharma Inc.	100%	100%	Yes
SourceCF Inhalation Systems, LLC	Membership interest	Aptalis Pharma US, Inc.	100%	100%	No
Aptalis Acquisition Coöperatief U.A.	Membership units	Axcan EU LLC	0.01%	100%	No
Axcan EU LLC	Membership Interest	Axcan Pharma Canada Inc.	100%	100%	No

Pledged Debt*

Lender	Loan	Debtor	Balance at Closing Date
Axcan EU LLC	€79,686,909.81	Axcan France (Invest) SAS	€65,039,009.81

Lender	Loan		Debtor	Balance at Closing Date
Aptalis Pharma Inc.	$	USD 133,154,405	Aptalis MidHoldings Inc.	$	USD 78,154,405

Aptalis Pharma Inc.	$ $	Series 1 PECs USD 574,799,472.59 Series 3 PECs USD 400,000,000	Aptalis LuxCo 2 S.àr.l	$ $	Series 1 PECs USD 145,441,666.59 Series 3 PECs USD 400,000,000

Axcan EU LLC	$	USD 95,000,000	Aptalis Acquisition Cooperatief U.A.	$	USD 95,000,000

*	All intercompany debt owed to any Grantor by any Loan Party or Restricted Subsidiary shall be pledged and delivered pursuant to the Global Intercompany Note.

SCHEDULE II

Commercial Tort Claims

The following list includes all commercial tort claims of each Grantor, with a value in excess of $5,000,000 and for which such Grantor has filed a complaint in a court of competent jurisdiction:

None.

EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO.            dated as of [                    ], to the U.S. Pledge and Security Agreement (the “U.S. Security Agreement”) dated as of October 4, 2013 among APTALIS MIDHOLDINGS INC. (“Holdings”), APTALIS PHARMA INC. (the “Parent Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as defined below).

A. Reference is made to the Credit Agreement dated as of October 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Aptalis Pharma Canada Inc., Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the U.S. Security Agreement.

C. The Grantors have entered into the U.S. Security Agreement in order to induce (w) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (x) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (y) the Cash Management Banks to provide Cash Management Services. Section 6.13 of the U.S. Security Agreement provides that additional Restricted Subsidiaries of the Parent Borrower may become Grantors under the U.S. Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the U.S. Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.13 of the U.S. Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the U.S. Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the U.S. Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of its Secured Obligations does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the U.S. Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the U.S. Security Agreement shall be deemed to include the New Subsidiary. The U.S. Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the U.S. Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the U.S. Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the U.S. Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation:

Address Of Chief Executive Office:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule I

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Exhibit II

FORM OF

PERFECTION CERTIFICATE

Exhibit III

FORM OF

PATENT SECURITY AGREEMENT

(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [            ], 2013 among certain Loan Parties from time to time party hereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as defined below).

Reference is made to the U.S. Pledge and Security Agreement dated as of October 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”), APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties. The Secured Parties’ agreements in respect of extensions of credit to the Parent Borrower and Aptalis Pharma Canada Inc. (the “Co-Borrower”, together with the Parent Borrower, the “Borrowers”) are set forth in the Credit Agreement dated as of [—], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Each of the Subsidiaries party hereto is an affiliate of the Borrowers and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

All letters Patent of the United States, all registrations and recordings thereof, and all applications for letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, including registrations, recordings and pending applications in the USPTO, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, including those listed on Schedule I hereto.

Section 3. Termination. This Patent Security Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. The security interest granted hereby shall terminate under the conditions and to the same extent set forth in Section 6.12 of the Security Agreement. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing effecting or evidencing such termination or release with respect to the Patent Collateral acquired under this Patent Security Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Patent Security Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. [Reserved.]

Section 6. Miscellaneous. The provisions of Article 6 of the Security Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex A

List of Other Parent Borrower Subsidiaries that are Grantors

1.

Schedule I

Short Particulars of U.S. Patent Collateral

Exhibit IV

FORM OF

TRADEMARK SECURITY AGREEMENT

(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [            ], 2013 among certain Loan Parties from time to time party hereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as defined below).

Reference is made to the U.S. Pledge and Security Agreement dated as of October 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”), APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties. The Secured Parties’ agreements in respect of extensions of credit to the Parent Borrower and Aptalis Pharma Canada Inc. (the “Co-Borrower”, together with the Parent Borrower, the “Borrowers”) are set forth in the Credit Agreement dated as of [—], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Each of the Subsidiaries party hereto is an affiliate of the Borrowers and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I hereto and (b) all goodwill connected with the use thereof and symbolized thereby.

Section 3. Termination. This Trademark Security Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. The security interest granted hereby shall terminate under the conditions and to the same extent set forth in Section 6.12 of the Security Agreement. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing effecting or evidencing such termination or release with respect to the Trademark Collateral acquired under this Trademark Security Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Trademark Security Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. [Reserved.]

Section 6. Miscellaneous. The provisions of Article 6 of the Security Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex A

List of Other Parent Borrower Subsidiaries that are Grantors

1.

Schedule I

Short Particulars of U.S. Trademark Collateral

UNITED STATES Trademarks, Service Marks and Trademark Applications

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit V

FORM OF

COPYRIGHT SECURITY AGREEMENT

(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 2013 among certain Loan Parties from time to time party hereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as defined below).

Reference is made to the U.S. Pledge and Security Agreement dated as of October 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”), APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties. The Secured Parties’ agreements in respect of extensions of credit to the Parent Borrower and Aptalis Pharma Canada Inc. (the “Co-Borrower”, together with the Parent Borrower, the “Borrowers”) are set forth in the Credit Agreement dated as of [•], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Each of the Subsidiaries party hereto is an affiliate of the Borrowers and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I hereto.

Section 3. Termination. This Copyright Security Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. The security interest granted hereby shall terminate under the conditions and to the same extent set forth in Section 6.12 of the Security Agreement. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing effecting or evidencing such termination or release with respect to the Copyright Collateral acquired under this Copyright Security Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Copyright Security Agreement and any security interest in, to or under the Copyright Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. [Reserved.]

Section 6. Miscellaneous. The provisions of Article 6 of the Security Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex A

List of Other Parent Borrower Subsidiaries that are Grantors

1.

Schedule I

Short Particulars of U.S. Copyright Collateral